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                                                                   EXHIBIT 10.25

    The terms and conditions of this document, all attachments and any future amendments or addenda are Confidential Information and may not be disclosed, reproduced or reprinted by CRI, without the express prior written consent of Greenfield Online, Inc.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                             GREENFIELD ONLINE, INC.
                                        &
                                       CRI

                            FIELDSOURCE(R) AGREEMENT

         This Agreement (the "Agreement"), dated this 31st day of October, 2001, is by and between the FieldSource(R) division of Greenfield Online, Inc., a Delaware corporation with its principal place of business at 21 River Road, Wilton, CT ("FieldSource"), and Custom Research Inc., a Minnesota corporation with its principal offices at 8401 Golden Valley Road, Minneapolis, Minnesota ("CRI").

RECITALS

WHEREAS, The FieldSource division of Greenfield Online, Inc. is engaged in the businesses of (i) providing access to the Greenfield Online array of Internet-based consumer panels, and other sources of survey respondents (as they exist from time to time, the "Sample Sources"), to others for a fee, and (ii) providing access on a co-branded or OEM basis to Greenfield Online's proprietary research technologies and techniques such as FocusChat(R) and MindStorm(R) (the "Proprietary Products") ; and

WHEREAS, CRI  is in the business of providing custom research services; and,

WHEREAS, CRI and FieldSource desire to enter into an agreement governing the terms of CRI's access to the Sample Sources and Proprietary Products via FieldSource.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Description of Services. FieldSource will provide CRI with the following Services:

         1.1. Full Service. FieldSource will provide CRI access to Greenfield Online's Sample Sources through a dedicated team of FieldSource Client Services staff. Staff will include a relationship manager, senior researcher, and project director members. FieldSource shall program CRI's research surveys and distribute invitations to the appropriate sample source (e.g., Greenfield Online's online panels and other sample sources or sample sources supplied by CRI), gather the quantitative marketing research data and deliver it in untabulated form to CRI (the Full Service offering and/or the Sample Delivery offering shall be known as the "Services"). FieldSource reserves the right to reject any survey on the grounds that it contains profane, obscene, discriminatory, or otherwise objectionable material. The Services shall be subject to FieldSource's Privacy Policy as published on its website from time to time. Each individual survey will be the subject of a written addendum which shall incorporate the terms of this

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                  Agreement and which will contain terms regarding sample size, incidence, delivery time, price, and other deliverables.

         1.2. Sample Delivery. FieldSource will direct appropriate potential survey respondents (each individually a "Potential Respondent" and together the "Potential Respondents" or "Sample") to surveys programmed and hosted on CRI's computer systems and servers, or on the computer systems and servers maintained by others but under CRI's control, (the "Sample Services"). FieldSource's obligation to direct Sample to CRI surveys is subject to its determination that it has sufficient appropriate Sample and that it can meet the delivery and other terms established by CRI as well as CRI's compliance with the provisions Section 1.3. Each instance where CRI orders the Sample Services will be the subject of a written addendum which shall incorporate the terms of this Agreement.

         1.3. Performance Covenants. During the Term of this Agreement, CRI agrees to maintain the following guidelines and practices during the conduct of any such survey using the Sample Services.

                  1.3.1. Approval of Surveys. Prior to the delivery of any Potential Respondents, FieldSource must review and approve each survey for which it will supply Sample. FieldSource reserves the right to reject any survey on the grounds that it is too long or complex, contains profane, obscene, hateful, discriminatory, or otherwise objectionable material, or otherwise fails to meet the guidelines, rules, or regulations published by FieldSource from time to time.

                  1.3.2. Approval of Incentive Program. Prior to the delivery of any Potential Respondents, FieldSource must review and approve the incentive program for each survey. FieldSource reserves the right to reject any survey on the grounds that in its opinion the incentive offered to Potential Respondents is insufficient to attract qualified respondents.

                  1.3.3. Qualification and Return of Respondents. As FieldSource directs Potential Respondents to CRI surveys it will mask their email address and attach a unique Respondent identification number. GFOL can pass over a unique ID containing screeing information and/or other data. All CRI surveys must qualify each Potential Respondent within the [****]. In the case of the Full Service, Greenfield Online will qualify respondents. All Respondents who do not qualify will be immediately routed back to a URL designated by FieldSource. All Respondents who complete a CRI survey must, at the conclusion of the survey, be routed back to a URL designated by FieldSource.

                  1.3.4. Approval of Systems - Uptime. CRI shall disclose the technical and performance specifications of its software and computer systems (including the software and computer systems of others used to conduct the surveys) so that FieldSource may determine their capacity and capability. CRI will maintain uptime of its systems at [****]% at all times when FieldSource is directing Potential Respondents to CRI. FieldSource reserves the right to limit the number of Potential Respondents sent to CRI based on its

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                           assessment of the capacity of its software and
                           computer systems. If CRI experiences any downtime or technical difficulties that result in its systems not being able to accept Potential Respondents, collect data, allow Potential Respondents to complete surveys or in any other way prevent Potential Respondents from taking and completing surveys (the "Technical Difficulties"), it shall immediately notify FieldSource so it may cease directing Sample to CRI. In any case where CRI fails to notify FieldSource of any Technical Difficulty within [****] of its occurrence, CRI will be liable for the cost of Sample for the entire duration of the Technical Difficulty by multiplying the number of Potential Respondents who visited CRI's site during the Technical Difficulty by one and one half times the estimated incidence for each study to which they were directed, provided, however, that if the assumed incidence of Potential Respondents for any survey affected by a Technical Difficulty is greater than [****], then FieldSource will charge CRI for Sample delivered at the actual incidence.

                  1.3.5. Real-Time Reporting. CRI shall maintain a system of "real-time reporting" which shall allow FieldSource personnel access to CRI's computer systems via the World Wide Web (or such other method as the parties may agree) so that they can determine with respect to each of CRI's surveys: (i) the number of Potential Respondents that have been directed to each survey,
                           (ii) the number of Potential Respondents that have completed each survey, (iii) the number of Potential Respondents that have taken each survey and whose profile qualifies their responses as acceptable. Should CRI's real time reporting systems experience any downtime or technical difficulties while FieldSource is delivering Sample to any CRI survey that results in FieldSource being unable to access the information required by this Section 1.3.5, then FieldSource shall have the following options: (a) to discontinue the delivery of Potential Respondents to any or all CRI surveys, or (b) to continue to deliver Potential Respondents to CRI surveys and accept CRI's subsequent accounting of completed surveys.

                  1.3.6. No Collection of Personally Identifiable Data. CRI will not collect or attempt to collect any personally identifiable information from any Potential Respondent directed to its sites and surveys by FieldSource. Personally Identifiable Information includes any information that would allow CRI to identify a Potential Respondent at any time in the future, including, but not limited to, name, address, and email address. Except as agreed to by FieldSource in connection with the delivery of incentive payments and/or product placement studies (subject to the approval and consent of the participants) to respondents and with respect to "session cookies," CRI will not append cookies or other electronic tags to the browsers of any Potential Respondent. CRI shall abide by all CASRO guidelines for online marketing research as they are promulgated and amended from time to time.

                  1.3.7. No Recruitment. CRI shall take no action to recruit any Potential Respondent into any panel, community, or group of individuals, online or offline, or take any action that would allow CRI to contact, or allow any other party to contact, any Potential Respondent at any time in the future.

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                  1.3.8.   Generic Survey Template. Prior to FieldSource
                           directing any Potential Respondents to CRI's surveys, CRI must (i) remove any and all of its Business Marks (as such term is defined below) and any reference to CRI or its subsidiaries from the online survey template to be viewed by Potential Respondents, such survey templates to be pre-approved by FieldSource in its sole and absolute discretion, and (ii) remove any similar references from the URLs of all of CRI's surveys.

                  1.3.9. Help Requests. All help requests initiated by Potential Respondents must be directed to help@greenfieldonline.com. FieldSource will give CRI prompt notice of the help requests along with the nature of the service issues. CRI will designate a help resource to work with Greenfield Help to address the service issues raised by these help requests. CRI will work diligently to address all help requests and FieldSource reserves the right to stop delivering Potential Respondents to any and/or all of CRI's surveys, until the issues which had given rise to the help requests have been resolved to FieldSource's satisfaction.

                  1.3.10. Privacy Policy and COPPA. During the term of this Agreement, CRI shall develop and maintain a privacy policy and comply with its terms and the provisions of the Children's Online Privacy Protection Act and all other applicable privacy laws, rules, and regulations.

         1.4. Performance Covenants. During the Term of this Agreement, FieldSource agrees to maintain the guidelines and practices during the performance of the Services as shown on Exhibit C.

         1.5. Proprietary Products. During the Term of this Agreement and for as long as CRI remains in compliance with its obligations hereunder, FieldSource will provide CRI access to the Proprietary Products. The Proprietary Product, type of access (co-branded or OEM), price, sales quotas, territory and other terms and conditions will be set out in written addenda to be attached to and incorporated into this Agreement.

2. Ownership of Panel/Methodologies/Proprietary Products: CRI agrees that the panel, sample sources software, technology, and research methodologies used by FieldSource (other than those supplied by CRI or its clients), to render the Services and the Proprietary Products are and shall be solely owned by Greenfield Online and CRI shall not acquire any interest in and to the panel, sample sources, software, technology or such methodologies as a result of this Agreement. CRI agrees that during the Term of this Agreement (including any Renewal
         Term) and for three (3) years after its expiration, it will not initiate, participate in, or render assistance in any action or proceeding to contest, overturn, or invalidate any of Greenfield Online's intellectual property then existing or developed, including patents, trademarks, and copyrights.

3.       Exclusivity:

         3.1 During the Term of this Agreement (the "Term") CRI will purchase the Services exclusively from FieldSource, subject to the exceptions described below.

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         3.2      CRI shall be entitled to purchase the Services from sources other than FieldSource if:

                  3.2.1 CRI's client or other end user specifies that another source be utilized;

                  3.2.2 FieldSource is unable to satisfy the project's requirements, including those related to price, sample size, incidence, and/or delivery time. If the project's requirements are subsequently changed CRI must again offer the project to FieldSource before offering it to another source. In that case FieldSource must notify CRI that it accepts the revised requirements within the time exigencies established by the client's needs, or CRI may offer the project to another source.

4. Trademark Usage: Should the parties agree to use each others Business Marks, they will enter into an Addendum to this Agreement.

5.       Fees:

         5.1.     Revenue Commitments:

                  5.1.1. Minimum Purchases: CRI has committed to purchase no less than $[****] of Services as described in Section 1, during each year of the Initial Term and each Renewal Term (the "Minimum Purchase"). For the purposes of this Section 5 Minimum Purchases shall be defined as the total cost of Services on the date the order is placed, adjusted for any later cancellations, postponements or changes in scope, but not adjusted for accrual revenue recognition or timing of invoices or payments. For the purposes of calculating the Minimum Purchases made during the first [****] period of the Term, all purchases made from January 1, 2001 shall be included.

                  5.1.2. Economic Contingency: If during any year of the Term CRI anticipates that its yearly purchases of online marketing research data and services will fall below $[****], then it shall so notify GFOL. [****].

                  5.1.3. Discounts: FieldSource shall provide the Services to CRI at a [****]% discount off the prevailing FieldSource fees established at the time a price for the Service is quoted. The current FieldSource pricing, before applying any discounts for the Full Service and the Sample Services, are attached hereto as Exhibits A and B, respectively. The prices listed on Exhibits A and B shall remain in effect for [****] and will be subject to [****], uniformly applied by FieldSource, provided that if such [****]. For Services that do not meet the pricing specifications listed on Exhibits A and B, FieldSource will price the Service in the ordinary course of business and then apply the discount.

                  5.1.4. Qualifying Purchases: CRI shall receive credit against its yearly Minimum Purchases only for purchases of the Service which have a start date that is no more than [****] days from the end of the [****] period in which they were purchased. Where Services purchased during a [****] period are cancelled, postponed or reduced in scope after the close of that year, there will be a retroactive adjustment to the prior year's purchases, which may result in additional revenue Reconciliation Payments.

                                        5

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                  5.1.5.   [****] Reconciliation: At the end of each [****]
                           period during the Term CRI will make a cash payment (each a "Reconciliation Payment") to FieldSource equal to the difference between (1) the contract-to-date Minimum Purchases and (2) the sum of
                           (a) the contract price of all Services purchased contract-to-date and (b) any Reconciliation Payments which are forfeited. CRI may, at its election, chose to add the amount of the Reconciliation Payment [****] to the Minimum Purchase amounts for the succeeding [****] period (a "Roll Forward"), provided that CRI (i) makes a cash payment of the entire shortfall within 30 days of the end of the period as a pre-payment toward Services purchased in the next [****] period, and (ii) any such prepayment will be credited toward purchases in the next [****] period only after that period's Minimum Purchase level has been met. Reconciliation Payments will be forfeited to FieldSource by the amount that the contract-to-date shortfall at the close of any [****] period exceeds $[****] and due to any unused credit not used in the subsequent [****] period.

                  5.1.6. Final Reconciliation: There will be a Final Reconciliation Payment at the cancellation, termination or lapse of the contract equal to the difference between (1) the product of (i) the number of full or partial [****] periods having elapsed as of the date of cancellation, termination or lapse and
                           (ii) $[****], and (2) the result of adding (x) the actual purchases made through the date of cancellation, termination or lapse, and (y) all forfeited Reconciliation Payments.

6.       Payment Terms/Stopped Work:

         6.1. Payment Terms: All invoices are due within thirty (30) days of the invoice date. All amounts outstanding beyond thirty (30) days of the invoice date will be subject to a finance charge of 1.5% per month. Two-thirds of the total project cost will be invoiced upon receipt of the study addendum signed by the client and one-third (subject to increases as a result of changes in specifications such as study length, incidence, delivery time, and number of respondents) will be invoiced upon completion of the project. CRI agrees that two-thirds of the total project cost will be earned by FieldSource upon the programming of the survey and its distribution to the field.

         6.2.     Stopped Work:

                  6.2.1. Full Service. Unless otherwise agreed to in the addendum for a specific study, should any study be cancelled or postponed, CRI agrees to compensate FieldSource for: (i) two-thirds of the contract price for all Services where FieldSource has programmed the survey and placed it into the field, or the reasonable value of all work performed by FieldSource through the effective date of such cancellation, whichever is greater, or (ii) where FieldSource has not programmed the survey and placed it into the field the reasonable value of all work performed by FieldSource through the effective date of cancellation.

                  6.2.2. Sample Services. Unless otherwise agreed to in the addendum for a specific study, should CRI desire to cancel or postpone any Sample Services it shall compensate FieldSource for (i) in the case of Sample Services cancelled or postponed within five (5) days of their scheduled start date, an amount equal to [****] of the contract price, or (ii) for Sample

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                           Services already underway, the cost of all qualified
                           Respondents delivered by FieldSource to a point in time [****] after receipt of a written or emailed notice of cancellation, provided that notice of cancellation is delivered by CRI Monday through Friday (excluding Federal and Connecticut statutory holidays), during normal business hours. If notice of cancellation is not delivered during normal business hours, the notice shall be deemed to have been delivered as of the beginning of the next succeeding business day.

                  6.2.3. Stopped Work Does Note Effect Guarantee: CRI agrees that its right to stop or cancel work does not relieve if from the obligation to purchase and pay for the Minimum Purchases.

7. Transfer of [****] Account: Greenfield Online has spent significant time and resources developing a client relationship with [****]. CRI recognizes that beyond pending commitments for individual custom research projects, Greenfield Online does not have any written commitments from [****] for any level of future revenue. In consideration of the Minimum Purchase Commitment entered into by CRI in
         Section 5.2 above, Greenfield Online agrees that it will use its best commercial efforts to undertake the following actions with respect to its [****] account:

         7.1. Introduction of CRI: Greenfield Online will introduce CRI representatives to its [****] contacts at the highest available level.

         7.2. Recommendation of CRI: Greenfield Online will recommend that [****] transition all pending custom research projects to CRI, and recommend that [****] direct all future proposals to CRI rather than Greenfield Online.

         7.3. Assurance of Continued Support: Greenfield Online will assure [****] that the client service team responsible for delivering online data to support CRI's research for [****] will be the same as the one used to support its own work for [****].

         7.4. Transition Consulting: Greenfield Online will direct the account representative responsible for the [****] account to oversee the smooth transition of work from Greenfield Online to CRI.

         7.5. Decline Future Work: After the date of this Agreement, and for so long as CRI complies with its obligations, Greenfield Online will not accept any additional custom research projects from [****], and after completing any pending projects which cannot be transferred to CRI, Greenfield Online will not perform any additional custom research work for [****].

         7.6. Enforce Covenants Not to Compete: For so long as CRI complies with its obligations hereunder, Greenfield Online will take all necessary and appropriate actions, including actions for injunctive relief, to attempt to enforce all existing covenants not to compete between Greenfield Online and its current and past employees who seek to improperly interfere in the relationship between CRI and [****].

8.       Term of Contract and Termination:

         8.1. Term. The Term of this Agreement shall be three (3) years (the "Initial Term") beginning November 1,2001 (the "Effective Date"). This Agreement shall automatically renew (each such term a "Renewal Term") for successive periods of one (1) year, unless either party gives the other written notice of its intention not to renew at least sixty (60) days prior to the expiration of the Initial Term or Renewal Term as the case may be.

         8.2. Notice of Termination. This Agreement may be terminated for a material breach (including, but not limited to, the failure of CRI to make any payments due under Sections 5.1.4 and 6, the breach of Section 3, Greenfield Online's breach of Sections
                  7.5 and 7.6, the breach of any agreement entered into pursuant to Sections 4 and 9), upon thirty (30) days written notice from the non-breaching party if the breach is not cured during such notice period.

         8.3.     Effect of Termination. Upon a termination as provided in
                  Section 8.1 and 8.2, all rights and duties of the parties toward each other shall cease except those intended to survive such termination, provided that in the event of a termination by Greenfield Online pursuant to Section 8.2 or a termination of this Agreement without cause by CRI, CRI shall be obliged to pay, within thirty (30) days of the effective date of termination the Final Reconciliation Payment as determined by
                  Section 5.1.5 , all unpaid amounts for Services and the Cancellation Penalty set forth below:

                  8.3.1.   For cancellations within the first [****] period:
                           $[****]

                  8.3.2.   For cancellations within the second [****] period:
                           $[****]

                  8.3.3.   For cancellations within the third [****] period:
                           $[****]

         8.4. Notices. All notices required or permitted under this Agreement shall be in writing, reference this Agreement and be deemed given one (1) day after deposit with a commercial overnight carrier for overnight delivery, with written verification of receipt. All communications will be sent to the following addresses:

Greenfield Online, Inc.                            CRI

Keith Price                                        Beth Rounds
Greenfield Online, Inc.                            Custom Research Inc.
21 River Road                                      8401 Golden Valley Road
Wilton, CT 06897                                   Minneapolis, Minnesota 55427
203-846-5700                                       763-542-0882
kprice@greenfield.com                              brounds@customresearch.com

With a Copy to:                                    With a Copy to:

Jonathan A. Flatow                                 Kurt Blumberg
Greenfield Online, Inc.                            Custom Research Inc.
21 River Road                                      8401 Golden Valley Road
Wilton, CT 06897                                   Minneapolis, Minnesota 55427
T 203-846-5721                                     T 763-542-0810
F 203-846-5749                                     F 763-417-4555
jflatow@greenfield.com                             kblumberg@customresearch.com

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

9.       Confidentiality:

         The parties shall enter into a separate Mutual Non-Disclosure Agreement to govern their disclosure to each other of Confidential Information.

10. NO GUARANTEES. There are no guarantees whatsoever made by either party as to the results of its efforts in connection with marketing the services of each other or in connection with the services each will provide or in connection with any potential revenues which may be received by CRI in connection with the transition of the [****] account. There are no warranties, promises, or statements made by either party except as specifically stated herein, or in separate addenda as described in Section 1, with respect to any matter. Neither party has made any affirmation of fact or promise relating to the services or duties that have become any basis of this Agreement other than as stated herein, and the parties acknowledge that they have relied on no warranties, promises, or statements other than those expressly set forth in this Agreement. The parties acknowledge that any estimates, projections, or forecasts provided to it by or on behalf of the other party are only estimates and are not representations that such estimates will be realized.

11. WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, OR IN SEPARATE ADDENDA AS DESCRIBED IN SECTION 1, THE PARTIES MAKE NO WARRANTIES HEREUNDER AND EXPRESSLY DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

12.      INDEMNIFICATION.

         12.1. By Greenfield. With respect to claims or actions against one or both parties by third parties insofar as such claim, demand, or action is attributable to the acts or omissions of FieldSource or a breach by FieldSource of a representation and/or warranty made in this Agreement, FieldSource shall (i) indemnify CRI against any liability, cost, loss, or expense of any kind; and (ii) hold harmless CRI and save it from any liability, cost, loss, or expense of any kind. CRI shall have the right to select and control legal counsel for the defense of any such claim, demand, or action and for any negotiations relating to any such claim, demand, or action; however, FieldSource must approve any settlement of any such claim, demand, or action to the extent that such settlement imposes any restrictions on or requires FieldSource to contribute financially to such settlement.

         12.2. By CRI. With respect to claims or actions against one or both parties by third parties insofar as such claim, demand, or action is attributable to the acts or omissions of CRI or a breach by CRI of a representation and/or warranty made in this Agreement, CRI shall (i) indemnify FieldSource against any liability, cost, loss, or expense of any kind; and (ii) hold harmless FieldSource and save it from any liability, cost, loss, or expense of any kind. FieldSource shall have the right to select and control legal counsel for the defense of any such claim, demand, or action and for any negotiations relating to any such claim, demand, or action; however, CRI must approve any settlement of any such claim,

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

                  demand, or action to the extent that such settlement imposes any restrictions on or requires CRI to contribute financially to such settlement.

13. Injunctive Relief. CRI agrees that the breach of its obligations under Sections 1.3 and 2 will cause irreparable harm to Greenfield Online. Each party agrees that money damages would not be a sufficient remedy for a breach of these Sections of the Agreement and that in addition to any other remedies available at law, Greenfield shall be entitled to specific performance and injunctive or other equitable relief, without the necessity for the positing of any bond or security, as a remedy for any such breach.

14. Prevailing Party. If any legal action or other proceeding is brought in order to enforce the terms of this Agreement or collect monies due hereunder the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred in bringing such action or proceeding, in addition to any other relief to which such party may be entitled.

15. Assignment and Transfer. The parties shall not assign or transfer this Agreement without the express prior written consent of the other, which consent shall not be unreasonably withheld, provided that Greenfield Online and CRI may assign this Agreement to any successor corporation by merger, acquisition, or otherwise.

16. Governing Law Choice of Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Connecticut without reference to its principles of conflicts of law. All actions arising out of this Agreement shall be brought in Federal or State courts within the District of Connecticut.

                       ******Signature Pages Follow******

IN WITNESS WHEREOF, FieldSource and CRI have caused duplicate originals of this Agreement to be executed on the date(s) set forth below:

CRI                                       Greenfield Online, Inc.

   /s/ Beth Rounds                           /s/ Dean Wiltse
--------------------------                --------------------------------------
                                          Dean Wiltse
Its Sr. Vice President                    President & CEO
Duly Authorized

Date: 10/31/01                            Date: 10/31/01

                                    EXHIBIT A

             5 MINUTES                            10 MINUTES                          15 MINUTES
   ------------------------------       -----------------------------        ----------------------------
   INC.      SAMPLE SIZE     COST       INC.     SAMPLE SIZE     COST        INC.     SAMPLE SIZE    COST
   ----      -----------     ----       ----     -----------     ----        ----     -----------    ----


10%                500       13500      10%            500        14000      10%           500       17000
                 1,000       19700                   1,000        21000                  1,000       24000
25%                500        9500      25%            500        10000      25%           500       13000
                 1,000       12500                   1,000        13600                  1,000       17000
50%                500        8000      50%            500         8500      50%           500       11600
                 1,000       10000                   1,000        11000                  1,000       14500

                                    EXHIBIT B

Pricing is per completed survey.


                                     Price Per
            Incidence                Complete
            ---------                --------

Under 10%                            Custom price
10%                                        $24.00
25%                                        $17.00
50%                                        $14.50


The pricing grid outlines FieldSource retail pricing based on incidence, survey length, and/or sample size. The pricing should be used only as a general reference. Finalized pricing can only be provided after consulting with a FieldSource Client Development person to outline exact project specifications. Pricing is subject to change.

                                    EXHIBIT C

                     CRI/GREENFIELD STANDARDS & EXPECTATIONS

BIDDING PROCESS

Study Bid Requests
What information needs to be supplied by CRI

STUDY CONFIRMATION AND COMMUNICATIONS

Study Confirmation Form (SIF)

QUESTIONNAIRE DEVELOPMENT & PROGRAMMING

Questionnaire Development Considerations Graphics
Data Layout
QC's - Greenfield, CRI and Client
Study Timeline

DATA COLLECTION

Status Reports
Partial Data Files

DATA TRANSFER

Who Should Receive the Data Files
File Transfer Expectations
Data Integrity and Cleaning

SYSTEM AND PERSONNEL RELIABILITY STANDARDS

Availability for Urgent Issues
Server Uptime
Bidding Process

BIDDING PROCESS

STUDY BID REQUESTS AND CONFIRMATION FORMS

Assuming Greenfield has a production team assigned to CRI, all bid requests should b(cent) e-mailed to the Greenfield Request For Bid (RFP) Group, and internally Greenfield will determine who is the best person to respond to the request. A Greenfield RFB Group has been created in CRTs GroupWise email system. As necessary, Greenfield will contact CRI with any additions or deletions to this group.

A shell has been created for all RFBs, so CRI/Greenfield can request and receive information in a consistent format (see separate documents.

WHAT INFORMATION NEEDS TO BE SUPPLIED BY CRI

      - Type and general purpose of study. Also it would be helpful to provide a barometer of difficulty on the complexity of the project. Please use the CRI standard I to 5 scale for Questionnaire Authoring.

      -     Total completes

      - Qualifications for Rep sample including incidence **CRI may look for guidance from Greenfield on incidence**

      -     Will there be any targeted or augment sample needed

      -     Screened Survey Quotas (including geography)

      -     Items to track & report while in field

      -     Timing expectations, if any

      - Length of survey (including number of screening questions and main questions)

      -     Outline any. graphic/concept security issues

      - Graphic considerations, for example, how many graphics and the type of format (hard copy or an electronic file) Greenfield prefers. **Together CRI & Greenfield will finalize a standard Graphic Specifications form for client use**

      -     Are partial data files necessary

      - Any other pertinent information that may impact programming or length Of time in field

      - Number of verbatims (verbatims are described as any open-end question or other specifics)

      -     Does project requite Spectra coding

      -     Define deliverable Fine with us!


STUDY CONFIRMATION AND COMMUNICATIONS

STUDY CONFIRMATION

Together CRI and Greenfield will create a standard Study Information Form (SIF) that will be used for every project. Once the study is approved, Greenfield will initiate the S W with study specifics and will route to appropriate Greenfield and CRI personnel. CRI will fill in "TBD" CRI staff information and return to Greenfield. When changes are made (e.g. study specs, timing, etc.) any time during the study the party initiating the change is responsible for updating the SIF and routing to all parties.

Prior to receiving SIF on a particular project, all correspondence (via email) should be sent to the entire Greenfield RFB group. Once the study has been booked and a SIF has been issued, refer to the SIF for the appropriate Greenfield/CRI contact for implementation and technical questions.

QUESTIONNAIRE DEVELOPMENT/PROGRAMMING

QUESTIONNAIRE DEVELOPMENT

When building questionnaires using Greenfield's current system, CRI is recommending the following in order to keep development, edits and programming streamlined and efficient.

Therefore, since Greenfield's current system will only be used until they adopt an industry standard software, a temporary questionnaire development process will need to be created jointly as soon as possible.

1) All respondent instructions that will appear in the survey text will be in parentheses (). All programmer instructions will be in square [ ] brackets

2) CRI will forward to Greenfield and initially a kick-off meeting will be set with appropriate Greenfield/CRI personnel to finalize look and feel of questionnaire. We will review the need for having a kick-off meeting for each study on a monthly basis and eventually this step will be dropped.

3) CRI and Greenfield will pass back and forth a common document until all CRI and Greenfield "edits" are complete. This would be a word document, formatted to CRI specs.

QUESTIONNAIRE NAMING AND ONE-DOCUMENT PROCESS

The copy sent to Greenfield will be named with the CRI project number followed by the draft version (i.e. the first draft should be DRAFT A). Additionally, please note the draft version will be in the header of the questionnaire. Greenfield will use this draft as an initial review only and will not be making any changes to the electronic file. Greenfield will outline questionnaire edits/changes in either an e-mail, verbally, or fax handwritten changes. Changes will be made on a master word document tracking changes. This is one area CRI would Like Greenfield to visit early on to improve process for both parties.

Any subsequent changes on either CRIs or Greenfield's part should be noted with a change in the questionnaire name (DRAFT B, DRAFT C, etc.) including information in the header. This change in name will help both CRI and Greenfield identify which questionnaire version is the most current.

As changes to the questionnaire occur and drafts are sent back and forth, the Greenfield Research Manager will ensure that all changes are incorporated into the "master" document that will imported utilizing Greenfield's System and Survey Wizard.

GRAPHICS

CRI will provide a graphic matrix (including order and rotation requirements) when applicable. In order to avoid confusion between what CRI calls their graphics/cells and what graphics/cells are assigned on the layout for a study, the designations prodded by CRI will be used for labeling the graphics.

DATA LAYOUT

At times, CRI may need to review the layout prior to data collection. CRI will layout data needs prior to programming if a "special" layout is essential to the study success and/or timing. It is acceptable for Greenfield to provide a handwritten data layout proposal in these types of situations and then CRI will review the layout and make any requests as soon as possible

QUALITY CHECKS -- GREENFIELD, CRI AND CLIENT

Greenfield will do the first Quality Check and CRI does the second Quality Chock. Greenfield will send an e-mail to the appropriate person listed on the SIF with the URL information. Generally speaking, CRI does not encourage the client to test the survey.

While CRI is doing a second quality check and Greenfield is asking for study approval, it is still Greenfield's responsibility to ensure proper questionnaire operation, including skip patterns, that was outlined in CRI questionnaire document.

STUDY TIMELINE

Standard Studies:

      -     Allow 2 to 3 days for programming on most studies

      -     Greenfield and CRI Quality Checks are a combined one-day turnaround.

      - One additional day should be added to the timing if the client will be testing the study.

      - It is best if field begins Monday through Thursday so any study modifications can be completed before the weekend.

      -     Field time will be determined and included in the SIF. Fine

      - Data file will arrive as outlined in the SIF. If a study finishes early CRI and Greenfield will discuss and agree on an earlier data delivery date, ff possible

DATA COLLECTION

STATUS REPORTS

The Greenfield Research Manager will update people verbally, if the study has a relatively short field fin~ and will e-mail information if the study is in the field longer than three days. Basically, the format of the status report is based on the complexity of the study. CRI will let Greenfield know up front what information needs to b~ included in the status report, so counts can be generated during the data collection process.

PARTIAL DATA FLIES

A partial data file schedule will be confirmed before the study fields and will be outlined on the SIF. CRI will also outline whether they need both closed-end and open-end data for the partial requests. Typically, a partial close-end file is sufficient.

DATA TRANSFER

WHO SHOULD RECEIVE THE DATA FILES

All data files will be e-mailed to CRI's Data Management Staff. will provide appropriate email and phone contact list for this group. The Data Management staff typically receives an email with standard information (e.g. project number, file type and length, number of records, etc.). CRI and Greenfield need to agree and finalize data transfer content as soon as possible.

FILE TRANSFER EXPECTATIONS

The file e-mailed to Check-In is zipped with a standard password. The close-end file is ASCII and the text file is ASCII/TXT Label file. The expectation is that each record/complete will be one string of data in one data file.

DATA INTEGRITY AND CLEANING

It is assumed that all data files are clean, however, CRI will still perform data cleanings as we see necessary. CRI's current policy is to clean all data files, however, some discretion as to the extent of the cleaning needs to be used.

The agreement with Greenfield is that we are receiving "clean data" and any dirty or inaccurate data should be replaced at no cost to the project or CRI.

SYSTEM AND PERSONNEL RELIABILITY STANDARDS

TIMING AND CAPACITY

Greenfield Online will provide market competitive timing for programming and fielding of surveys on a project by project basis. Timing will be a function of questionnaire complexity and target audience.

CONTACT PROCESS FOR URGENT ISSUES

CRI would like to have a "formalized" a process for reaching Greenfield staff for urgent issues. CRI will offer a like process for Greenfield to roach CRI staff.

The protocol for reaching CRI staff is to contact the Implementation Research Manager or Research Associate on the SIF. If they do not answer their phone, please request that the Receptionist page them. If they are unavailable, please ask to be directed to the Technical Research Manger on the project. If they, too, are unavailable, please contact will be Lisa Rae Ruud.

GFOL PROTOCOL:

Project manager direct line
Project manager e-mail
Receptionist page
Research director direct line
An after hours help line will be provided as well

SERVER UPTIME

Greenfield will maintain uptime of its systems based on acceptable industry standards. The final percentage will be agreed upon between CRI and Greenfield. Greenfield will contact CRI immediately when a server or survey is down providing length and reason for downtime along with expected time for resuming service.

Should CRI elect to use the Sample Serving Offering, CRI in turn, will provide like information to Greenfield.

.. ?? GFOL has redundant system and will not have down time due to maintenance, GFOL will provide updates to CRI if we plan to have any maintenance that would create down time. Updates should be planned around project schedules and not interrupt services.

                    FIRST AMENDMENT TO FIELDSOURCE AGREEMENT
                                 January 1, 2003

         This First Amendment amends that certain FieldSource Agreement (the "Agreement"), dated October 31, 2001, by and between Greenfield Online, Inc., a Delaware corporation with its principal place of business at 21 River Road, Wilton, CT ("FieldSource" or "GFOL"), and Custom Research Inc., a Minnesota corporation with its principal offices at 8401 Golden Valley Road, Minneapolis, Minnesota ("CRI").

Unless defined herein all capitalized terms used herein will have the same meanings as are set forth in the main body of the Agreement.

         1.       Section 5.17 is added as follows:

                  5.1.7. Rebates for 2003: In the event that the Total Qualifying Revenues for the for calendar year 2003 are equal to $[****] or more GFOL will pay to CRI Rebates on the Total Qualifying Revenue at the levels listed below. The Rebates listed below accumulate so that the total potential Rebates in the Term could be in excess of $[****]. Rebates shall be paid on or before March 1, 2004.

Aggregate Purchases        Rebate %       Rebate Amount
-------------------        --------       -------------
$[****]                    [****]%           $[****]
$[****]                    [****]%           $[****]
$[****]                    [****]%           $[****]
$[****]                    [****]%           $[****]
TOTAL REBATES              [****]%           $[****]

                           "Qualifying Revenue". Qualifying Revenue shall include all Services purchased by CRI and performed by GFOL within the 2003 calendar year, and shall not include pass-through expenses such as respondent incentives and data processing costs.

                           "Total Qualifying Revenue". Total Qualifying Revenue shall be defined as the aggregate of all Services purchased by CRI and performed by GFOL within the 2003 calendar year, and shall not include pass-through expenses such as respondent incentives and data processing costs.

         2. This First Amendment may be executed in any number of duplicate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Any counterpart signature delivered by facsimile transmission shall be deemed to be and have the same force and effect as an originally executed

         3. No other term or provision of the Agreement is amended hereby, and all other terms of the Agreement as originally executed by the parties will remain in force

         IN WITNESS WHEREOF, the parties to the Asset Agreement, intending to be legally bound, hereby adopt the foregoing Amendment this 1st day of January, 2003.

GREENFIELD ONLINE, INC.                   CRI

By:     /s/ Dean Wiltse                   By:      /s/ Curt Blumberg
    -----------------------------             ----------------------------------

Title:   President , CEO                  Title:     Treasurer

                    SECOND AMENDMENT TO FIELDSOURCE AGREEMENT

                                 January 1, 2004

         This Second Amendment, with an effective date of January 1, 2004, amends that certain FieldSource Agreement (the "Agreement"), dated October 31, 2001 (which was amended by a First Amendment dated January 1, 2003), by and between Greenfield Online, Inc., a Delaware corporation with its principal place of business at 21 River Road, Wilton, CT ("FieldSource" or "GFOL"), and GfK-Custom Research Inc., a Minnesota corporation with its principal offices at 8401 Golden Valley Road, Minneapolis, Minnesota ("GfK-CRI").

         Unless defined herein all capitalized terms used herein will have the same meanings as set forth in the main body of the Agreement.

         1. Section 5.17 is amended and restated in its entirety as follows:

                  5.1.7 Rebates for 2004: In the event that the Total Qualifying Revenues for the GfK-CRI Rebates on the Total Qualifying Revenue at the levels listed at $[****] of Qualifying Revenue is $[****]. Each threshold must be [****]% achieved to earn the Rebates, and Rebates are not prorated between levels. Rebates shall be paid on or before March 1, 2005.

Qualifying Revenue                 Rebate Amount
------------------                 -------------
  $       [****]                   $      [****]
  $       [****]                   $      [****]
  $       [****]                   $      [****]
  $       [****]                   $      [****]
  $       [****]                   $      [****]
  $       [****]                   $      [****]
  $       [****]                   $      [****]
  $       [****]                   $      [****]

                           "Qualifying Revenue." Qualifying Revenue shall include all Services purchased by GfK-CRI and performed by GFOL within the 2004 calendar year, and shall not include pass-through expenses such as respondent incentives and data processing costs.

                           "Total Qualifying Revenue." Total Qualifying Revenue shall be defined as the aggregate of all

                           Services purchased by CRI and performed and delivered to [****]% completion by GI-OL within the 2004 calendar year, and shall not include pass through expenses such as respondent incentives and data processing costs.

         2. This Second Amendment may be executed in any number of duplicate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Any counterpart signature delivered by facsimile transmission shall be deemed to be and have the same force and effect as an originally executed.

         3. No other term or provision of the Agreement is amended hereby, and all other terms of the Agreement as originally executed by the parties will remain in force.

         IN WITNESS WHEREOF, the parties to the Asset Agreement, intending to be legally bound, hereby adopt the foregoing Amendment effective the 1st day of January, 2004.

GREENFIELD ONLINE, INC.                   GfK-CRI

By     /s/ Dean Wiltse                    By      /s/ Janice M. Elsesser
   -----------------------------             -----------------------------------
Title        CEO                          Title          President